UNITED BANK
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT



     This Split Dollar Agreement ("Agreement") is entered into by United Bank ("Bank") and John J. Patterson ("Insured") on December 20, 2007 ("Effective Date") with respect to certain life insurance policies (the "Policy" or "Policies") issued by a duly licensed life insurance company (the "Insurer") set forth on Schedule A hereto. Insured is the Senior Vice President of Risk Managment of the Bank. The respective rights and duties of the Bank and Insured in the Policy are set forth herein and on Schedule A attached hereto. This Agreement is intended to be a non-equity, endorsement split dollar agreement, such that it is not treated as a impermissible personal loan from the Bank to the Insured under Section 402 of the Sarbanes-Oxley Act of 2002. This Agreement shall continue in existence only for so long as the Insured remains employed by the Bank and shall terminate on the termination of the Insured's employment (other than due to the Insured's death).

     1. Policy Title and Ownership; Endorsement.
        ---------------------------------------

     (a) Policy title and ownership shall reside in the Bank for its use and for the use of the Insured, all in accordance with this Agreement. Such Policy shall be treated as "bank owned life insurance" ("BOLI") and is held subject to the provisions and limitations set forth in the Interagency Statement on the Purchase and Risk Management of Life Insurance (OCC 2004-56). The Bank may, to the extent of its interest, exercise the right to borrow or withdraw on the Policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

     (b) An endorsement on the form provided by the Insurer must be completed and filed with the Insurer for each Policy identified on Schedule A in order to implement the rights and obligations set forth in this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement filed with the Insurer.

     (c) The Bank agrees that, except as otherwise provided herein, it shall not
sell,  assign,  transfer,   surrender  or  cancel  the  policy,  or  change  the
beneficiary designation without the express written consent of the Employee.

     2. Beneficiary Designation Rights. The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the Policy proceeds payable upon the death of the Insured, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. The Bank shall not terminate, alter or amend the Insured's beneficiary designations without the written consent of the Insured. The Bank shall be the beneficiary of any proceeds remaining under the Policy after the payment required under this Agreement has been made to the Insured's designated beneficiary.

     3. Premium Payment. The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force. Notwithstanding the foregoing, the Bank shall have the absolute and sole right to terminate and surrender any or all of the Policies that are subject to this Agreement and substitute another insurance policy with a comparable death benefit.

     4. Taxable Benefit. Annually, the Insured will recognize a taxable benefit equal to the assumed cost of insurance required by the Internal Revenue Service ("IRS"), as determined from time to time. The Bank (or its administrator) will timely report to the Insured the amount of such imputed income each year on IRS Form W-2 or its equivalent. The Bank and the Insured intend that this Agreement will be subject to taxation under the "economic benefit regime" set forth in Treasury Regulations section 1.61-22(d), such that the Insured shall have taxable income equal to the annual cost of the current life insurance coverage provided under the Policy.

     5. Division of Death Proceeds. Upon the death of the Insured while employed by the Bank, the Bank shall cooperate with the Insured's designated beneficiary to take whatever action is necessary to collect the death benefit provided under the Policy. Subject to Sections 6 and 8 below, the division of the death proceeds of the Policy shall be as follows: the Insured's beneficiary(ies) designated in accordance with Section 2 shall be entitled to payment from the Policy proceeds directly from the Insurer of an amount equal to the lesser of:

        (i)  Two Hundred Fifty Thousand Dollars ($250,000.00); or

        (ii) The Net Death Benefit. The "Net Death Benefit" shall be the death benefit payable under the terms of the Policy or Policies reduced by the aggregate premiums paid by the Company.

     6. Ownership of the Cash Surrender Value of the Policies.
        -----------------------------------------------------

     (a) The Bank shall at all times be entitled to one hundred percent (100%) of the Policy's cash value, as that term is defined in the Policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Such cash value shall be determined as of the date of surrender or death, as the case may be.

     (b) The Bank may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purposes of securing a loan from the Insurer. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser or (i) the amount of the premiums on the Policy paid by the Bank, or (ii) the cash surrender value of the Policy (as defined in the Policy). Interest charges on such loan shall be paid by the Bank.

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
        7. Rights of Insured or Assignees. The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy nor any rights, options, privileges or duties created under this Agreement.

     8. Termination of Agreement.
        ------------------------

     (a) This Agreement shall terminate upon the occurrence of any one of the following:

        (1) The Insured's termination of employment for any reason; or

        (2) Surrender, lapse or other termination of the Policy by the Bank. The Policy (and all rights of the Insured and his beneficiary(ies)) will also terminate if any regulatory agency requires the Bank to sever its relationship with the Insured, if the Bank is subjected to banking regulatory restrictions limiting its ability to pay such compensation to the Insured, upon the occurrence of the bankruptcy, insolvency, receivership or dissolution of the Bank, or as may otherwise be determined by the Bank in good faith.

     (b) Upon such  termination,  the Insured (or  assignee)  shall have a sixty
(60) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall equal the cash value of the Policy on the date of such assignment. The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

     (c) Except as noted in subsections (a) and (b) above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with
Section 5.

     9. Amendment and Revocation. The Insured and the Bank agree that, during the Insured's lifetime, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

     10. ERISA Provisions.
         ----------------

     To the extent this Agreement is treated as a "welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the following provisions shall apply.

     (a) The Bank shall be the named fiduciary for purposes of ERISA under this Agreement. Accordingly, the Bank shall have authority to control and manage the operation and administration of this Agreement, including the right to interpret any provision of this Agreement, and such interpretation shall be binding on all parties.

     (b) All premiums paid with respect to the Policy shall be remitted to the Insurer when due in accordance with the Agreement.

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

     (c) Benefits under this Agreement shall be paid directly by the Insurer, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

     (d) For purposes of handling claims with respect to this Agreement, the "Claims Reviewer" shall be the Bank, unless another person or organizational unit is designated by the Bank as Claims Reviewer.

     (e) An initial claim for benefits under this Agreement must be made by the Insured or his beneficiary in accordance with the terms of the Agreement or policy through which the benefits are provided. Not later than 30 days after receipt of such claim, the Claims Reviewer shall provide its written decision on the claim to the claimant, unless special circumstances require the extension of such 30-day period. If such extension is necessary, the Claims Reviewer shall provide the Insured or the Insured's beneficiary with written notification of such extension before the expiration of the initial 30-day period.

     (f) In the event the Claims Reviewer denies the claim of an Insured or the Insured's beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

     (g) Should the claimant be dissatisfied with the Claims Reviewer's disposition of the claim, the claimant may have a full and fair review of the denied claim by the Bank upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Bank within 30 days after the claimant receives written notification that the claim has been denied. In connection with such appeal, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues in writing. The Bank shall act to deny or accept the appealed claim within 30 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 30-day period. If such extension is necessary, the Bank shall provide the claimant with written notification of such extension before the expiration of such initial 30-day period. In all events, the Bank shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Bank shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

     (h) In no event may a claimant commence legal action for benefits the claimant believes are due to the claimant until the claimant has exhausted all of the remedies and procedures set forth in this Section and under ERISA.

     (i) Any dispute or controversy arising under or in connection with this Agreement which cannot be settled in the manner set forth above in sub-sections
(e) through (g) hereof, shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator, mutually acceptable to the Bank and Insured or the Insured's beneficiary, sitting in a location selected by Bank within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the
Resolution of Employment Disputes ("National Rules") then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     11. Miscellaneous.
         -------------

     (a) Binding Agreement. The Insured and the Bank agree that this Agreement shall be binding on their heirs, successors, personal representatives and assigns.

     (b) Insurance Company Not a Party to this Agreement. The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the Bank and the Insured hereunder by receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

     (c) Severability. If a provision of this Agreement is held to be invalid or
unenforceable,   the  remaining  provisions  shall  nonetheless  be  enforceable according to their terms.

     (d) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, to the extent not pre-empted by federal law, without regard to conflict of law provisions.

     (e) Notices. Any notice, consent or demand required or permitted to be given hereunder shall be in writing and shall be signed by the party giving such notice, consent or demand. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail or reputable overnight delivery service to such party's last known address as shown on the Bank's records. The date of the mailing shall be deemed to be the date of the notice.

                            [Signatures on next page]

     IN WITNESS WHEREOF, the Bank and the Insured have executed this Agreement as of the date first set forth above.


                                            UNITED BANK



Decembr 20, 2007                            By: /s/ Richard B. Collins
--------------------                            -------------------------
Date

                                            INSURED


December 20, 2007                           /s/ John J. Patterson
--------------------                        -----------------------------
Date                                        John J. Patterson

                                   UNITED BANK
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

                                   SCHEDULE A
                                   ----------

-------------------- --------------- ------------ ------------------------ ------------------ ---------------
                                                                            Maximum Policy
      Insurer        Policy Number   Issue Date         Face Amount        Proceeds Payable     Effective
                                                                              to Insured      Date of Limit
-------------------- --------------- ------------ ------------------------ ------------------ ---------------
Security   Life  of  1544231         1/3/1996     $238,235                 $250,000
Denver
-------------------- --------------- ------------ ------------------------ ------------------ ---------------


-------------------- --------------- ------------ ------------------------ ------------------ ---------------


-------------------- --------------- ------------ ------------------------ ------------------ ---------------

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